                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, For Use of the Commission Only
                                                (as permitted by Rule 14a-(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                             MULTIMEDIA GAMES, INC.
                  --------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                       N/A
                    ----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)    Title of each class of securities to which transaction applies:
(2)    Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:
(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

                             MULTIMEDIA GAMES, INC.
                      8900 SHOAL CREEK BOULEVARD, SUITE 300
                               AUSTIN, TEXAS 78757
                                 (512) 371-7100


                                   May 2, 2002



Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Multimedia Games, Inc. to be held on Wednesday, May 29, 2002 at 9:30 a.m., local time, at the Holiday Inn Northwest, 8901 Business Park Drive, Austin, Texas 78759.

         Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. To assure that your vote is counted, please sign, date, and promptly return your proxy in the enclosed postage-prepaid envelope. If you decide to attend the annual meeting and vote in person, you will of course be able to do so.

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of our Annual Report on Form 10-K for our fiscal year ended September 30, 2001 is also enclosed.

         On behalf of our board of directors and management, I would like to express our appreciation for your continued support of our company. We sincerely hope you will be able to join us at the meeting. We look forward to seeing you at that time.



                                           Sincerely yours,


                                           Gordon T. Graves

                                           Chairman of the Board and
                                           Chief Executive Officer

                             MULTIMEDIA GAMES, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 29, 2002

                                   May 2, 2002



         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Multimedia Games, Inc., a Texas corporation, will be held on Wednesday, May 29, 2002 at 9:30 a.m., local time, at the Holiday Inn Northwest, 8901 Business Park Drive, Austin, Texas 78759 for the following purposes:

         1. To elect the following nominees as directors to serve for the ensuing year and until their successors are elected: Gordon T. Graves; Martin A. Keane; Thomas W. Sarnoff; John M. Winkelman and Clifton E. Lind.

         2. To ratify and approve the appointment of BDO Seidman, LLP, as our independent auditors.

         3.       To ratify and approve the adoption of our 2001 Stock Option
                  Plan.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, 8900 Shoal Creek Blvd., Austin, Texas, 78757, for ten days prior to the meeting.

         All of you are invited to attend the annual meeting in person. However, to assure that your vote is represented, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy card should be completed and returned by you. If you attend the annual meeting in person you may vote in person even if you have returned a proxy card.




                                            By Order Of The Board Of Directors


                                            Gordon T. Graves

                                            Chairman of the Board and
                                            Chief Executive Officer

                             MULTIMEDIA GAMES, INC.
                      8900 SHOAL CREEK BOULEVARD, SUITE 300
                               AUSTIN, TEXAS 78757


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 29, 2002


GENERAL

         The enclosed proxy is solicited on behalf of the board of directors of Multimedia Games, Inc. for use at our annual meeting of shareholders. The annual meeting will be held May 29, 2002 at 9:30 a.m., local time, at the Holiday Inn Northwest, 8901 Business Park Drive, Austin, Texas 78759. The Holiday Inn Northwest telephone number is (512) 343-0888.

         These proxy solicitation materials were mailed on or about May 2, 2002 to all shareholders entitled to vote at the annual meeting.

VOTING BY PROXY

         You may vote at the annual meeting by completing, signing and returning the enclosed proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

         o FOR the election of the five (5) nominees for director listed in this Proxy Statement,

         o FOR the appointment of BDO Seidman, LLP, as our independent auditors, and

         o        FOR the ratification and approval of our 2001 Stock Option
                  Plan.

         As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the board of directors may recommend. If the board of directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. The board of directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

YOU MAY REVOKE YOUR PROXY AND GIVE A NEW PROXY OR VOTE IN PERSON

         You may revoke any proxy that has been executed and returned by you at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

         o        execute and return a subsequently dated revised proxy,

         o        give written notice of revocation to Multimedia Games,
                  Attention: Frank W. Rehanek, Jr., Inspector of Elections, or

         o        vote in person at the meeting.

VOTING AND QUORUM REQUIREMENTS AT THE MEETING

         Only holders of shares of common stock at the close of business on April 15, 2002 (the "record date") are entitled to notice of and to vote at the annual meeting. On the record date, there were 12,512,396 shares of common stock outstanding.

         You will have one vote for each share of common stock held by you on the record rate.

         In order to have a meeting it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as voted either for or against a proposal. If a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that actually vote for or against, the matter is required to approve any matter.

SOLICITATION OF PROXIES

         We are paying for all our costs incurred with soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of Common Stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the record date with respect to the number of shares of common stock owned by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each executive officer named below in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group:

                                               COMMON STOCK
                                                 NUMBER OF
                                                  SHARES
                                               BENEFICIALLY                         PERCENT
BENEFICIAL OWNER                                   OWNED                         OF CLASS (1)
----------------                               -------------                     ------------
Gordon T. Graves                                1,376,280(2)                          11.00
8900 Shoal Creek Blvd., Ste. 300
Austin, Texas 78757

Eagle Asset Management                            965,760(3)                           7.72
880 Carillon Parkway
St. Petersburg, Florida 33716

Clifton E. Lind                                   611,574(4)                           4.89

Gordon T. Sjodin                                   49,350(5)                           1.58

Thomas W. Sarnoff                                  25,000(6)                            *

John M. Winkelman                                  59,250(7)                            *

Martin A. Keane                                    21,250(8)                            *

Gary L. Loebig                                     60,000(9)                            *

Robert F. Lannert                                  42,525(10)                           *

All executive officers and directors
as a group (10 persons)                         2,287,354(11)                         18.21

----------

 *  Less than one percent.

(1) Based upon 12,512,396 shares of common stock outstanding.

(2) Consists of (i) 100,612 shares owned by Mr. Graves, (ii) 1,117,227 shares owned by Graves Properties, Ltd., a limited partnership controlled by Mr. Graves, (iii) 1,500 shares owned by Graves Management, Inc. Defined Benefit Trust, a corporation controlled by Mr. Graves, (iv) 104,441 shares issuable upon the exercise of warrants held by Graves Properties, Ltd. that are currently exercisable, and (v) 52,500 shares issuable upon the exercise of stock options that are exercisable within the next 60 days. Does not include 45,000 shares as to which Mr. Graves disclaims beneficial ownership, consisting of: shares owned of record by Cynthia Graves, Mr. Graves' wife.

(3) As reported on Schedule 13G filed with the Securities and Exchange Commission on January 11, 2002.

(4) Consists of (i) 441,000 shares owned by Mr. Lind, (ii) 9,132 shares owned by the Lind Family Charitable Foundation, (iii) 79,500 shares issuable upon the exercise of options that are currently exercisable, (iv) 52,500 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, and (v) 29,442 shares that are issuable upon the exercise of warrants that are currently exercisable.

(5) Consists of (i) 12,450 shares owned by Mr. Sjodin, (ii) 33,150 shares issuable upon the exercise of stock options that are currently exercisable, and
(iii) 3,750 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(6) Consists of (i) 15,000 shares issuable upon the exercise of stock options that are currently exercisable, and (ii) 15,000 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(7) Consists of (i) 44,250 shares issuable upon the exercise of options that are currently exercisable, and (ii) 15,000 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(8) Consists of (i) 2,500 shares owned by Mr. Keane, and (ii) 18,750 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(9) Consists of (i) 45,000 shares issuable upon the exercise of options that are currently exercisable, and (ii) 15,000 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(10) Consists of (i) 21,750 shares owned by Mr. Lannert, (ii) 5,775 shares issuable upon the exercise of options that are currently exercisable, and (iii) 15,000 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(11) Consists of (i) 1,706,171 shares owned, (ii) 235,800 shares issuable upon the exercise of stock options that are currently exercisable, (iii) 202,500 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, and (iv) 133,883 shares issuable upon the exercise of warrants that are currently exercisable.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES AND VOTE REQUIRED TO ELECT NOMINEES

         A board of five (5) directors is to be elected at the annual meeting. The five (5) nominees for director who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of common stock you own for up to five (5) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the five (5) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present board of directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

         The following table sets forth the nominees, their ages, their principal occupations and, where applicable, the year in which each became a director of the Company.

NAME OF NOMINEE               AGE       PRINCIPAL OCCUPATION                                     DIRECTOR SINCE
---------------               ---       --------------------                                     --------------
Gordon T. Graves              65        Chairman of the Board, Chief Executive Officer                1991
                                        and Director

Clifton E. Lind               55        President, Chief Operating Officer and Director               2000

Martin A. Keane               65        Director and Management Consultant                            2000

Thomas W. Sarnoff             75        Director and Chairman and Chief Executive Officer
                                        of Academy of  Television Arts & Sciences Foundation          1997

John M. Winkelman             54        Director                                                      2000

----------

         GORDON T. GRAVES has been our Chairman and a Director since our inception and has been our Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consulting and investment company. From 1992 to December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc., a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries, Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith Technologies, Inc., as Vice President of Corporate Development and then President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd. (currently American Gaming and Entertainment, Ltd.) a company co-founded by him. Mr. Graves has been a Director of GameBay.com Inc., since its inception in 1999.

         CLIFTON E. LIND has been our President and Chief Operating Officer since June 1998, and a Director since May 31, 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, where he worked with Mr. Graves. From 1994 to January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind. Celmark, Inc. provided financial consulting services to us as well as management and financial consulting services to start-up companies.

         MARTIN A. KEANE has been a Director of ours since November 2000. From 1986 to the present, Dr. Keane has been an independent engineering management consultant specializing in data processing systems for gaming and marketing applications. From 1976 to 1986, he was a Vice President with Bally Manufacturing Corp., where he served as Corporate Director of Technology from 1980 to 1986. Prior to 1980, he served at the General Motors Research Lab in Detroit, Michigan, where he supervised a small group of Ph.D. mathematicians working on management science and operations research problems. Dr. Keane holds nine patents for high-tech gaming devices and other applications. We have no rights under any patents held by Dr. Keane.

         THOMAS W. SARNOFF has been a Director of ours since December 1997. Mr. Sarnoff was employed by the National Broadcasting Company, Inc. for over 25 years, holding positions that included Vice President, Production and Business Affairs, Executive Vice President of West Coast Operations, and last serving as President of NBC Entertainment Corporation from 1969 to 1977. After retiring from NBC in 1977, Mr. Sarnoff has been engaged in the production of television and film entertainment, primarily through Sarnoff Entertainment Corporation, which he formed in 1981. Mr. Sarnoff serves on many civic and charitable organizations and is currently the Chairman and Chief Executive Officer and a member of the Board of Directors of the Academy of Television Arts & Sciences Foundation.

         JOHN M. WINKELMAN has been a Director of ours since August 2000. From 1999 to 2000, Mr. Winkelman was the Chief Executive Officer of Viejas Casino and Turf Club, a casino owned and operated by the Viejas Tribe located in San Diego County, California. From 1989 to 1999, Mr. Winkelman was the Economic Development Advisor to the Viejas Native American Council. He has worked exclusively with Native American enterprises for the past 20 years, with a primary focus on Native American gaming and related economic development.

         No family relationship exists between any of our directors and executive officers.

MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended September 30, 2001, the board of directors held 11 meetings. During that period no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the board of directors during the period that he served on such committees.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Audit Committee members were, during the fiscal year ended September 30, 2001, Messrs. Keane, Winkelman and Ali P. Alizadeh. Mr. Alizadeh resigned from the board and its committees effective January 1, 2002 and was replaced on these committees by Mr. Sarnoff. Each member of the Audit Committee has been determined by the board of directors to be "independent" as defined in the regulations of the Nasdaq National Market. We also have a Compensation Committee whose members currently are Messrs. Keane, Graves and Sarnoff.

         The Audit Committee meets with management and with our independent certified public accountants to determine the adequacy of our internal controls and other financial matters. The Compensation Committee reviews general policy matters relating to compensation and benefits of our employees and officers.

         The following table provides the various fees and out-of-pocket costs billed by BDO Seidman, LLP for the fiscal year ended September 30, 2001:

                                   FINANCIAL INFORMATION SYSTEMS DESIGN
        AUDIT FEES                        AND IMPLEMENTATION FEES                    ALL OTHER FEES
       -----------               -----------------------------------------           --------------
       $ 175,000                                     ---                               $ 126,000

         The Audit Committee of the Board has considered whether the provision by BDO Seidman, LLP of non-audit services included in the fees set forth in the table above under "All Other Fees" is compatible with maintaining the independence of BDO Seidman, LLP.

REPORT OF THE COMPENSATION COMMITTEE

         OVERVIEW AND PHILOSOPHY. The Compensation Committee (the "Committee") of our Board of Directors regularly reviews all executive officer pay plans and develops recommendations for stock option grants for approval by the Board of Directors. These include the following major compensation elements: base salaries, annual cash incentives, stock options and various benefit plans.

         Through December 2001, the Committee was composed of Mr. Sarnoff and Mr. Alizadeh, both of whom are "independent" directors, and Mr. Graves, our CEO. In January 2002, Mr. Keane replaced Mr. Alizadeh on the committee. It is the Committee's objective that executive compensation be directly related to the achievement of our planned goals, and enhancement in corporate and share values.

         The Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty, with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that we be assured of retaining and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term goals.

For these reasons, the Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

         CASH COMPENSATION. The Committee believes that annual cash compensation should be paid commensurate with attained performance. For these reasons, our executive cash compensation consists of "fixed" base compensation (salary) and variable incentive compensation (annual bonus). Base salaries for executive officers are established considering a number of factors, including the executive's individual performance and measurable contribution to our success, and pay levels of similar positions with comparable companies in the industry. The Committee supports our compensation philosophy of moderate fixed compensation for elements such as base salary. Base salary decisions are made as part of our structured annual review process.

         STOCK OPTIONS. The Committee recommends executive stock options under our stock option plans to foster executive officer ownership and to provide direct linkage with stockholder interests. When recommending the grant of stock options, the Committee considers the number and terms of options previously granted, industry practices, the optionee's level of responsibility, and assumed potential stock value in the future. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options are intended to provide an incentive to executives to maximize our profitability which ordinarily, over time, should be reflected in the price of our stock.

         BENEFITS. We provide benefits to the named executive officers that are generally available to all of our employees. For fiscal year 2001, the amount of executive level benefits and prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for any executive officer.

         CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION. In setting Mr. Graves' base salary for fiscal 2001, the Committee took note of our rapid growth in revenue and earnings in fiscal 2001. Mr. Graves' compensation for fiscal 2001 was $298,621, which reflects an August 2001 increase in his base salary to an annual rate of $350,000. Mr. Graves participates to a limited extent in the Committee's deliberations on his compensation. His participation generally consists of answering questions from the Committee regarding his goals and objectives for the year and his observations on the peer group to which his compensation is compared. However, Mr. Graves is not present during that portion of the Committee's meeting where his performance is evaluated and his compensation determined.

         It is the opinion of the Committee that these compensation policies and structures provide the necessary discipline to properly align our corporate economic performance and the interest of our stockholders with progressive and competitive executive compensation practices in an equitable manner.

                                          THE COMPENSATION COMMITTEE:

                                          Ali P. Alizadeh
                                          Thomas W. Sarnoff
                                          Gordon T. Graves

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Mr. Graves is our Chairman of the Board and Chief Executive Officer.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee acts under a written charter adopted and approved by our board of directors on June, 15, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix C.

         It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of our management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance by us with laws and regulations.

         Based on the Audit Committee's:

         o review of our audited financial statements for the fiscal year ended September 30, 2001;

         o discussions with our management regarding our audited financial statements;

         o receipt of written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1;

         o discussions with our independent auditors regarding the auditor's independence and the matters required to be discussed by the Statement on Auditing Standards 61; and

         o other matters the Audit Committee deemed relevant and appropriate,

         the Audit Committee recommended to our board of directors that the audited financial statements as of and for the fiscal year ended September 30, 2001 be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                                              THE AUDIT COMMITTEE:

                                              Ali P. Alizadeh
                                              Martin A. Keane
                                              John M. Winkelman

                                  PROPOSAL TWO
           APPROVAL AND RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors has appointed BDO Seidman, LLP, as our independent certified public accountants, to audit our books and records for the current fiscal year. The board recommends that the shareholders ratify such appointment.

         Representatives of BDO Seidman, LLP, are expected to be available at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of common stock entitled to vote on, and that vote for or against, is required to approve Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.


                                 PROPOSAL THREE
               APPROVAL AND RATIFICATION OF 2001 STOCK OPTION PLAN

         In September, 2001, our board of directors adopted the Multimedia Games, Inc. 2001 Stock Option Plan (the "2001 Stock Option Plan" or the "Plan") pursuant to which an aggregate of 1,750,000 shares of common stock have been reserved for the grant of stock options. As of March 31, 2002, options to purchase 824,625 shares of common stock had been granted under the Plan.

         The essential features of the 2001 Stock Option Plan are summarized below. A complete copy of the 2001 Stock Option Plan is attached hereto as Appendix A. A summary of the federal income tax aspects of the 2001 Stock Option Plan is included as Appendix B to this Proxy Statement.

         PURPOSE. The purpose of the 2001 Stock Option Plan is to attract and retain highly qualified personnel.

         ADMINISTRATION. The administrator of the Plan is the board of directors subject to the right of the board to form a committee for administration of the Plan. At present, the Plan is administered by the board.

         RESERVED SHARES. As originally adopted by the board, the Plan provided for the reservation of 1,050,000 shares of common stock for issuance in connection with the exercise of stock options. The Board has subsequently increased the total number of shares reserved for issuance to 1,750,000. At March 31, 2002, options to acquire a total of 824,625 shares have been granted.

         STOCK OPTIONS. Options granted under the Plan may be either incentive stock options or non-qualified stock options. All of the stock options granted under the Plan have been non-qualified stock options. The administrator of the Plan is given broad discretion in setting the price and other terms of stock options subject to the following:

         o the option price may not be less than 100% of the fair market value of the stock on the date of the grant with respect to incentive stock options and 85% of the fair market value of the stock on the date of grant with respect to non-qualified stock options;

         o the option may not be exercisable more than 10 years after the date of grant;

         o stock options may be exercised for cash unless the administrator permits the option to be exercised for stock; and

         o subject to several limitations the administrator may approve making loans to participants for the exercise of stock options.

         NON-TRANSFERABILITY. Unless otherwise determined by the administrator, stock options will be non-transferable.

         AMENDMENT. The Board may amend or terminate the Plan (including amendments which increase the cost of the Plan) but no amendment or termination shall affect or impair the participant's rights under a previously granted stock option without the consent of the participant.

         The following table provides information regarding the options which have, as of the Record Date, been granted under the 2001 Stock Option Plan to
(i) each of the named executive officers, (ii) all current executive officers as a group, excluding the named executive officers (iii) all current directors who are not executive officers as a group, and (iv) all current employees, including all current officers who are not executive officers:


                                                             NO. OF                                       CURRENT
                                               DATE OF      OPTIONS      EXPIRATION      EXERCISE      MARKET VALUE
NAME OR GROUP                                   GRANT       GRANTED         DATE        PRICE ($)     OF OPTIONS ($)*
-------------                                   -----       -------      ----------     ---------     ---------------
Gordon T. Graves - Chairman/CEO                9/21/01       15,000        9/21/11         $7.53        $   300,000
Clifton Lind - President and COO               9/21/01      165,000        9/21/11          7.53          3,300,000
Gary Loebig - Executive Vice President         9/21/01       75,000        9/21/11          7.53          1,500,000
Robert Lannert - Senior Vice President         9/21/01       37,500        9/21/11          7.53            750,000
Executive Officers as a group (4 persons)      9/21/01      202,500        9/21/11          7.53          4,050,000
Directors (3)                                  9/21/01       60,000        9/21/11          7.53          1,200,000
Current Employees (25)                         9/21/01      213,375        9/21/11          7.53          4,267,500

----------

* Market value of the underlying Common Stock as of April 19, 2002 ($27.50) less the exercise price.


VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against, is required to approve Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE 2001 STOCK OPTION PLAN.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

         Our executive officers of and their respective ages and positions with us are as follows:

NAME                               AGE           POSITION
----                               ---           --------
Gordon T. Graves                   65            Chairman of the Board and Chief Executive Officer
Clifton E. Lind                    55            President and Chief Operating Officer
Gordon T. Sjodin                   60            Executive Vice President
Gary L. Loebig                     53            Executive Vice President
Robert F. Lannert                  46            Senior Vice President
Thomas G. Le Gassick               35            Vice President
Craig S. Nouis                     39            Vice President and Chief Financial Officer
Frank W. Rehanek, Jr.              40            Chief Financial Officer
Glenn Goulet                       43            Vice President of Marketing

----------

         GORDON T. GRAVES has been our Chairman and a Director since our inception and has been our Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consulting and investment company. From 1992 to December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc., a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries, Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith Technologies, Inc., as Vice President of Corporate Development and then President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd. (currently American Gaming and Entertainment, Ltd.) a company co-founded by him. Mr. Graves has been a Director of GameBay.com Inc., since its inception in 1999.

         CLIFTON E. LIND has been our President and Chief Operating Officer since June 1998, and a Director since May 31, 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, where he worked with Mr. Graves. From 1994 to January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind. Celmark, Inc. provided financial consulting services to us as well as management and financial consulting services to start-up companies.

         GORDON T. SJODIN has been our Executive Vice President since May 2000. Mr. Sjodin first joined us in April 1994 as Vice President--Sales of our wholly-owned subsidiary MegaBingo, Inc. and served in that position until September 1994. From September 1994 to December 1998 he served as a Vice President. In December 1998, Mr. Sjodin was appointed President of our subsidiary MegaBingo, Inc. and served in that capacity until May 2000.

         GARY L. LOEBIG became our Vice President for new market development upon joining us in December 1998 and was elected Executive Vice President in December 2001. From 1984 until joining us in December 1998, Mr. Loebig was employed by Stuart Entertainment, doing business as Bingo King, a publicly traded company engaged in the manufacture and sale of bingo cards and related equipment and products. With Bingo King, Mr. Loebig served in various capacities, beginning as general sales manager and last serving as Senior Vice President--Market and Product Development.

         ROBERT F. LANNERT was our Vice President of Computer and Data Processing Operations from August 1997 until being elected Senior Vice President in December 2001. Mr. Lannert has been employed by us since June 1996, and was supervisor of computer and data processing operations until being elected Vice President. From 1988 until August 1995, Mr. Lannert was Director of Data Processing for Debartolo Racing at Remington Park in Oklahoma City, and from August 1995 until joining us Mr. Lannert was Vice President of Operations for Spector Entertainment Group.

         THOMAS G. LE GASSICK has been our Vice President of sales since March 1999. From 1995 until joining us, Mr. Le Gassick was Vice President of Sales at Western Gift Distributors, a manufacturer and distributor of bingo products to charity and Native American gaming operations. From 1987 to 1995, Mr. Le Gassick was an Executive Vice President at PM Bingo and Promotions, where he provided financial and game development support and designed numerous gaming-related products for the industry's leading manufacturers, including Bingo King, Trade Products, Inc., Ace Novelty, International Gameco, and American Games, Inc.

         CRAIG S. NOUIS joined us as Vice President and Chief Financial Officer in August 2001. From January 2001 to August 2001, Mr. Nouis served as an independent contractor to us and others providing financial and accounting services. From July 1993 to January 2001, Mr. Nouis was employed by BDO Seidman, LLP, an international accounting firm, last serving as audit partner.

         FRANK W. REHANEK, JR. has been our Vice President of Finance since August 2001. From September 1999 to August 2001, Mr. Rehanek was our Chief Financial Officer. Mr. Rehanek joined us in February 1997 as Corporate Controller and served in that capacity until September 1999. From April 1993 to November 1999, Mr. Rehanek was Controller of the Oklahoma Corporate Credit Union.

         GLENN GOULET. Mr. Goulet joined us in November 2000 as Vice President of Marketing. From 1994 to November 2000, Mr. Goulet served in various capacities for GTECH Corporation, including Director of Marketing for the western United States. Prior to joining GTECH, Mr. Goulet spent 10 years in market research working for ABC News in New York, the Republican National Party in Washington, D.C. and a private polling firm, Market Strategies, Inc., where he led the public opinion research for President George H. W. Bush. Mr. Goulet graduated from New York Institute of Technology and was a Political Fellow at Michigan State University's Political Leadership Program.

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual compensation for our Chief Executive Officer and for each of our four next most highly compensated executive officers whose salary and bonus exceeded $100,000 for services rendered to us during the fiscal year ended September 30, 2001.


                                                              COMPENSATION               NUMBER             LONG-TERM
                                                             ------------------        OF ANNUAL           COMPENSATION
      NAME AND PRINCIPAL POSITION                   YEAR      SALARY     BONUS      OPTIONS/WARRANTS(1)     AWARDS(2)
      ---------------------------                   ----     --------    ------     -------------------    ------------
Gordon T. Graves                                    2001   $  223,621   $ 75,000             165,000       $  4,800
    Chairman and CEO                                2000      178,700         --                  --          5,879
                                                    1999      142,009         --               (3)            3,514

Clifton E. Lind                                     2001      201,539     60,000             315,000          5,572
    President and COO                               2000      187,683         --              30,000          9,937
                                                    1999      180,163         --               (3)            3,628

Gary L. Loebig                                      2001      145,000     20,000             135,000          5,200
    Executive Vice President                        2000      168,259      5,000              52,500          8,176
                                                    1999       94,778         --              75,000          1,846

Gordon T. Sjodin                                    2001      120,360     10,000              15,000          5,214
    Executive Vice President                        2000      125,677         --                  --          5,027
                                                    1999      120,522         --              15,000          4,073

Robert F. Lannert                                   2001      105,000     15,000              97,500          5,492
    Senior Vice President                           2000      109,516     10,000                  --          4,073
                                                    1999       95,179         --                 150          7,970

----------

(1) Consists of shares of common stock underlying options granted pursuant to our Stock Option Plans. See "Management--Stock Option Plans."

(2) Consists of contributions we made on behalf of the named executive officers to our 401(k) plan.

(3) Does not include shares of common stock underlying warrants issued to a partnership that purchased player stations from us, in which Messrs. Graves and Lind each owned a 6.36% partnership interest.

OPTION/WARRANT GRANTS DURING FISCAL 2001

          The following table sets forth information regarding options and warrants we granted to our named executive officers during the fiscal year ended September 30, 2001.






                                                                                                       POTENTIAL REALIZED VALUE
                                                    % OF TOTAL                                          AT ASSUMED ANNUAL RATE
                                NUMBER OF            OPTIONS/                                               OF STOCK PRICE
                                SECURITIES           WARRANTS     EXERCISE                             APPRECIATION FOR OPTION
                                UNDERLYING          GRANTED TO      PRICE                                       TERM(1)
                             OPTIONS/WARRANTS      EMPLOYEES IN   PER SHARE   VESTING    EXPIRATION   --------------------------
         NAME                    GRANTED           FISCAL YEAR       ($)       PERIOD       DATE           5%            10%
-----------------------      ----------------      ------------   ---------   -------    ----------   ------------  ------------
Gordon T. Graves                165,000                     9         (2)        (2)          (2)     $  2,017,000  $  3,705,000
Clifton E. Lind                 315,000                    17         (3)        (3)          (3)        3,477,000     6,699,000
Gary L. Loebig                  135,000                     7         (4)       4 yrs         (4)        1,479,000     2,859,000
Gordon T. Sjodin                 15,000                     1         4.79      4 yrs     3/21/2011        187,000       341,000
Robert F. Lannert                97,500                     5         (5)       4 yrs         (5)        1,114,000     2,110,000

----------

(1) In calculating potential realized value, it is assumed that options are exercised on the day prior to their expiration date using the treasury stock method, where the exercise price of the option is subtracted from the potential market price at the 5% and 10% appreciation rates.

(2) 150,000 options were granted at $4.79 per share, expiring March 21, 2011, and 15,000 options were granted at $7.53 per share, expiring September 21, 2011. The $4.79 options vest over four years and the $7.53 options vest over one year.

(3) 150,000 options were granted at $4.79 per share, expiring March 21, 2011, and 165,000 options were granted at $7.53 per share, expiring September 21, 2011. The $4.79 options and 150,000 of the $7.53 options vest over four years; 15,000 of the $7.53 options vest over one year.

(4) 60,000 options were granted at $4.79 per share, expiring March 21, 2011, and 75,000 options were granted at $7.53 per share, expiring September 21, 2011. (5) 60,000 options were granted at $4.79 per share, expiring March 21, 2011, and 37,500 options were granted at $7.53 per share, expiring September 21, 2011.

          The following table sets forth information regarding the exercise of stock options and warrants during the fiscal year ended September 30, 2001, and the unexercised stock options and warrants held at September 30, 2001 by the named executive officers.


                                                                                                 VALUE OF UNEXERCISED
                                 NUMBER OF                        NUMBER OF SECURITIES                IN-THE-MONEY
                                  SHARES                         UNDERLYING UNEXERCISED                OPTIONS AT
                                 ACQUIRED                      OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END(1)
                                   UPON          VALUE        ----------------------------    ----------------------------
            NAME                 EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                 ---------      --------      -----------    -------------    -----------    -------------
Gordon T. Graves(2)                     --     $       --            --         165,000        $     --       $  971,000
Clifton E. Lind(2)                 427,500      1,410,750       109,500         315,000         899,000        1,377,000
Gary L. Loebig                      37,500        467,250        13,125         211,875         113,000        1,219,000
Gordon T. Sjodin                        --             --        94,987          24,412         824,000          163,000
Robert F. Lannert                   30,000        317,800         7,612          99,412          65,000          479,000

----------

(1) Market value of the underlying common stock at fiscal year end ($10.60 per share), minus the exercise price.

(2) Does not include shares of common stock underlying warrants held by Messrs. Graves and Lind that were initially issued to partnerships in connection with the purchase of player stations from us, in which Messrs. Graves and Lind each owned a 6.36% partnership interest.

STOCK OPTION PLANS

1994 Employee and Director Stock Option Plans

          In November 1994, our stockholders approved the 1994 Employee Stock Option Plan and the 1994 Director Stock Option Plan under which options to purchase an aggregate of 540,000 shares and 90,000 shares, respectively, of common stock were reserved for issuance. At December 31, 2001, options to purchase 10,500 shares of common stock were outstanding under the 1994 Employee Stock Option Plan at a weighted average exercise price of $2.31 per share and no options were outstanding under the 1994 Director Stock Option Plan. No shares remain reserved under either plan for future grants.

1996 Incentive Stock Plan

          In August 1996, the Board of Directors adopted our 1996 Incentive Stock Plan, which was amended effective March 1, 1999, pursuant to which 1,192,691 shares of common stock or common stock equivalents were reserved for issuance.

         The 1996 Incentive Stock Plan is administered by our Board of Directors. The Board of Directors has the authority, subject to the terms of the 1996 Incentive Stock Plan, to determine when and to whom to make grants, the number of shares to be covered by the grants, the types and terms of awards to be granted under the 1996 Incentive Stock Plan (which are stock-based incentives and may include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares and deferred stock purchases), the exercise or purchase price of the shares of common stock and common stock equivalents subject to the awards, and to prescribe, amend and rescind rules and regulations relating to the 1996 Incentive Stock Plan.

         At December 31, 2001, options to purchase 357,018 shares of common stock were outstanding under the 1996 Incentive Stock Plan at a weighted average exercise price of $2.36 per share. No shares remain reserved under the 1996 Incentive Stock Plan for future grants.

President's Stock Option Plan

          In connection with the employment of Clifton E. Lind as our President in June 1998, we established the President's Stock Option Plan, pursuant to which we granted Mr. Lind options to purchase 507,000 shares of common stock at $2.54 per share. The President's Stock Option Plan was approved by our stockholders on May 11, 1999. In April 2001, Mr. Lind exercised options for 427,500 shares which he still holds. At December 31, 2001, there remained outstanding under the President's Stock Option Plan options to purchase 79,500 shares. No shares remain reserved under the President's Stock Option Plan for future grants.

1998 Senior Executive Stock Option Plan

          In connection with the employment of Gary L. Loebig as our Vice President for New Market Development in November 1998, we established the 1998 Senior Executive Stock Option Plan, pursuant to which we granted Mr. Loebig options to purchase 75,000 shares of common stock at $2.54 per share. Our stockholders approved the Senior Executive Stock Option Plan on May 11, 1999. During fiscal 2001, Mr. Loebig exercised options for 37,500 shares. Options to purchase an additional 37,500 shares remain outstanding at December 31, 2001. No shares remain reserved under the 1998 Senior Executive Stock Option Plan for future grants.

2000 Stock Option Plan

          In February 2000, our Board of Directors adopted the 2000 Stock Option Plan, as later amended, pursuant to which options to purchase 1,463,250 shares of common stock were reserved for issuance. Options granted under this plan may be either incentive stock options or non-qualified stock options. The 2000 Stock Option Plan is also administered by our Board of Directors. At December 31, 2001, options to purchase 987,750 shares had been granted and were outstanding under the 2000 Stock Option Plan at a weighted average exercise price of $4.79 per share and 475,500 shares remain reserved for future grants.

2001 Stock Option Plan

          In September 2001, our Board of Directors adopted the 2001 Stock Option Plan pursuant to which options to purchase 1,750,000 shares of common stock were reserved for issuance. Options granted under the plan may be either incentive stock options or non-qualified stock options. The 2001 Stock Option Plan is also administered by our Board of Directors. At March 31, 2002, options to purchase 824,625 shares of common stock had been granted and were outstanding under the 2001 Stock Option Plan at a weighted average exercise price of $7.58 per share and 925,375 shares remained reserved for future grants.

         We have entered into stock option agreements with each of our named executive officers pursuant to our 2001 Stock Option Plan that provide for full vesting of all unvested shares in the event of a change of control of us. Change of control, as defined in the agreements, means any merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock.

         Our stock option agreement with Clifton E. Lind also provides for full vesting of all unvested shares subject to his option upon the termination by Mr. Lind of his employment for good reason. Good reason, as defined in the agreement, relates to a diminution of Mr. Lind's salary, position or responsibilities within our company. Our agreement with Mr. Lind also provides for acceleration of vesting as to all unvested shares that would otherwise vest through the second anniversary of our termination of Mr. Lind without cause or Mr. Lind's termination of his employment without good reason.

Other Stock Options

          In addition to options granted under our stock option plans, from time to time we also make option grants to newly-hired employees as an inducement to provide services to us. During the year ended September 30, 2001, we granted a total of 616,500 options on an ad hoc basis at a weighted average exercise price of $3.67 per share.

Director Compensation Plan

          On September 21, 2001, we adopted a plan to compensate the members of our Board of Directors for their services as directors, including serving on committees of the Board. Prior to that time we had compensated our directors by the grant of stock options on an ad hoc basis and did not provide any cash compensation. Under the Director Compensation Plan, each of our directors, including directors who are also regular full-time employees, will receive $18,000 per year. In addition, each director will receive $500 for each Board meeting attended in person, $250 for each Board meeting attended by telephone, $250 for each committee meeting attended in person and $150 for each committee meeting attended by telephone. On an annual basis, each sitting director will receive an option grant for 15,000 shares of common stock that will vest after one year. Newly elected or appointed directors will receive an initial grant for 30,000 shares that will vest over two years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GAMEBAY.COM

     In December 1999, our wholly-owned subsidiary, GameBay.com, Inc. issued 71% of its equity securities to a group of investors for $6.5 million. In connection with that transaction, we granted GameBay a license to use our intellectual property for Internet-based non-gaming purposes. In consideration of the license grant, we received a one-time fee of $1.0 million, of which $400,000 was evidenced by a note maturing in December 2000. We also received a royalty right of 5% of GameBay's future gross revenue. We elected to defer recognition of the $400,000 GameBay note receivable into income until payment was received. We have not received any royalty payments to date. As of September 30, 2000, the value of our investment in GameBay.com was reduced to zero. During the quarter ended March 31, 2001, we determined that ultimate collection of the $400,000 note receivable was doubtful, and accordingly, the note was offset against the related deferred revenue. GameBay has suspended operations and is presently inactive. Gordon T. Graves, one of our Directors and our Chief Executive Officer, is a Director of GameBay. Laurence E. Kaplan, who was elected as one of our Directors in November 2000, and resigned as a director in May 2001, is also a Director of GameBay.

INDEBTEDNESS OF CERTAIN OFFICERS AND DIRECTORS

     On April 12, 2001, Clifton E. Lind, our President and Chief Operating Officer, exercised his option to purchase 427,500 shares of our Common Stock by delivering his promissory note as permitted by the President's Stock Option Plan of 1998. The note is fully recourse to Mr. Lind's other personal assets. In March 2002, we advanced $355,000 to Mr. Lind to fund his income tax liability related to the option exercise.

     At March 31, 2002, we had the following notes receivable from the following officers and directors for stock purchases and related tax liability.

                                                     OUTSTANDING                OUTSTANDING
                                                     DECEMBER 31,                MARCH 31,     INTEREST
                                                         2001                       2002         RATE            DUE DATE
                                                     -------------             ------------    --------       --------------
Gordon T. Graves                                     $   660,000                $   660,000        6%          February 2003
Clifton E. Lind                                        1,136,000                  1,491,000        6%              *
                                                     -------------             ------------
                                                     $ 1,796,000                $ 2,151,000
                                                     -------------             ------------


----------

*   $355,000 is due in April 2003 and $1,136,000 is due in April 2004.

CONSULTING AGREEMENTS

          On April 15, 1998, we entered into a consulting agreement, as later amended, with Larry D. Montgomery, who at the time was one of our Directors and who resigned as a director in December 2001. Pursuant to the consulting agreement, we retained Mr. Montgomery as a consultant through June 1999 and agreed to pay the cost of all premiums on life, health and disability insurance for Mr. Montgomery and his family through April 15, 2003. We also pay Mr. Montgomery rent of $1,000 per month for the use of office space in Topeka, Kansas. Since June 1999, we have retained Mr. Montgomery as a consultant on a month-to-month basis at $10,500 per month. Through December 31, 2001, we have paid a total of $452,000 to Mr. Montgomery pursuant to these arrangements.

         On August 16, 2000, we entered into a year-to-year consulting agreement, as later amended, with John Winkelman, one of our Directors, to consult with us regarding California Native American gaming opportunities and other matters. Mr. Winkelman is compensated by us at a daily rate of $1,000 for each day he provides services. During 2001 and the three months ended December 31, 2001, we paid $60,000 and zero, respectively, to Mr. Winkelman under this agreement.

         On November 9, 2000, we entered into a year-to-year consulting agreement, as later amended, with Martin Keane, one of our Directors, to consult with us on technology matters. Mr. Keane is compensated by us at a daily rate of $1,500. During 2001 and the three months ended December 31, 2001, we have paid $57,500 and $9,000, respectively, to Mr. Keane under this agreement.

         In December 2001, we entered into an eighteen month consulting agreement with Ali Alizadeh, who resigned as one of our Directors effective January 1, 2002, to consult with us on investment banking matters. Mr. Alizadeh is compensated by us at the rate of $5,000 per month.


                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares on a cumulative basis the percentage change, since September 30, 1996, in the total shareholder return on our common stock, with
(a) the total return on the NASDAQ Composite Index, which is being used as the required broad entity market index, and (b) the total return for a selected peer group index (the "Peer Group"). The Peer Group consists of Mikohn Gaming, Silicon Gaming, Stuart Entertainment, and Interlott Technologies. The graph assumes (i) investment of $100 on September 30, 1996 in our common stock, the NASDAQ Composite Index and the common stock of the Peer Group, and (ii) the reinvestment of all dividends.

                                                                            NASDAQ
DATE                               MGAM               PEER GROUP        COMPOSITE INDEX
----                              ------              ----------        ---------------
September 30, 1996                100.00                100.00               100.00
September 30, 1997                232.61                179.13               137.39
September 30, 1998                 46.19                 82.62               138.06
September 30, 1999                 57.62                 58.98               223.83
September 30, 2000                107.61                128.97               299.35
September 30, 2001                276.52                118.95               122.16


                       DEADLINE FOR RECEIPT OF SHAREHOLDER
                        PROPOSALS -- 2002 ANNUAL MEETING

         Proposals from our shareholders which are intended to be presented by such shareholders at our annual meeting following our fiscal year ending September 30, 2002 must be received by us no later than December 31, 2002. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.


                                  OTHER MATTERS

         We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            GORDON T. GRAVES
                                            Chairman of the Board
                                            and Chief Executive Officer

Austin, Texas
May 2, 2002

                                                                      APPENDIX A

                             MULTIMEDIA GAMES, INC.
                             2001 STOCK OPTION PLAN


SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

The name of this plan is the Multimedia Games, Inc. 2001 Stock Plan (the "Plan"). The Plan was adopted by the Board on September 21, 2001 and was amended by the Board on April 21, 2002. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, employees, directors, consultants and advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

"Act" means Securities Exchange Act of 1934, as amended.

"Administrator" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

"Committee" means the Committee of the Board designated from time to time by the Board to be the Administrator.

"Commission" means Securities and Exchange Commission.

"Company" means Multimedia Games, Inc., a Texas corporation (or any successor corporation).

"Disability" means the inability of a Participant to perform substantially his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Company that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

"Effective Date" shall mean the date provided pursuant to Section 9.

"Eligible Employee" means an employee of the Company eligible to participate in the Plan pursuant to Section 4.

"Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Wall Street Journal, or the average of the closing price of the Stock on each day on which the Stock was traded over a period-of up to twenty trading days immediately prior to such date, (B) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

"Incentive Stock Option" or "ISO" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code (and any successor provision of the Code having a similar intent).

"Non-Qualified Stock Option" or "NQSO" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

"Parent Corporation" means any corporation (other the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

"Participant" means any Eligible Employee, consultant or advisor to the Company selected by the Administrator, pursuant to the Administrator's authority in
Section 2 below, to receive grants of Stock Options.

"Stock" means the Common Stock, $0.01 par value, of the Company.

"Stock Option" means any option to purchase shares of Stock granted pursuant to
Section 5.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

The Administrator shall have the power and authority to grant Stock Options to Eligible Employees, consultants and advisors to the Company, pursuant to the terms of the Plan.

In particular, the Administrator shall have the authority:

(a)      to select those employees of the Company who shall be Eligible
         Employees;

(b) to determine whether and to what extent Stock Options are to be granted hereunder to Eligible Employees, consultants and advisors to the Company;

(c) to determine the number of shares to be covered by each Stock Option granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder; and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options.

The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for issuance under the Plan (and the total number of shares that may be granted as ISO's) shall be 1,750,000 of shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

To the extent that a Stock Option expires or is otherwise terminated without being exercised, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. To the extent that a Participant is eligible to use, and uses, shares of Stock to exercise a Stock Option, the number of Shares of Stock so used shall be available for issuance in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan as may be determined by the Administrator, in its sole discretion. Any other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

SECTION 4. ELIGIBILITY.

Officers (including officers who are directors of the Company), employees of the Company, and consultants and advisors to the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

SECTION 5. STOCK OPTIONS.

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Consultants and advisors may only be granted Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, (ii) in the case of Non-Qualified Stock Options, be less than 85% of the Fair Market Value of the Stock on such date, and
       (iii) in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(2) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

(4) METHOD OF EXERCISE. Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company satisfying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or in such other form of consideration as is set forth in the related Stock Option agreement as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee; provided, however, that the right to make payment in the form of already owned shares may be authorized only at the time of grant. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 10.

       The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

(5) LOANS. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine; provided, however, that the right to make payment in the form of loans may be authorized only at the time of grant and the terms of such loans shall be specified in the related Stock Option agreement. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the-par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest (if any) under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

(6) NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(7) TERMINATION OF EMPLOYMENT OR SERVICE. If an optionee's employment with or service as a director of or consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

(8) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Parent Corporation become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

SECTION 6. AMENDMENT AND TERMINATION.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 7. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 8. GENERAL PROVISIONS.

(1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

       All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee, director, consultant or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees, directors, consultants or advisors at any time.

(3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9. EFFECTIVE DATE OF PLAN.

The Plan became effective (the "Effective Date") on September 21, 2001, provided that, the Plan shall become effective with respect to Incentive Stock Options on the date the Company's stockholders formally approve the Plan.

SECTION 10. TERM OF PLAN.

No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                                                                      APPENDIX B

              FEDERAL INCOME TAX ASPECTS OF 2001 STOCK OPTION PLAN

The following is a brief summary of the Federal income tax consequences of transactions under the 2001 Stock Option Plan. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

INCENTIVE STOCK OPTIONS. An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize as ordinary income, at the time of sale or exchange, an amount equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply in the case of optionees who are subject to Section 16 of the Act. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income at the time he or she is granted a NSO. However, upon exercise of the NSO, the optionee will recognize taxable income generally measured as the excess of the then Fair Market Value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long- term or short-term capital gain or loss, depending on the holding period.

The Company will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a NSO.

                                                                      APPENDIX C

                             MULTIMEDIA GAMES, INC.
                             AUDIT COMMITTEE CHARTER
                              (AS OF JUNE 15, 2000)

ORGANIZATION

There shall be a committee of the board of directors to be known as the Audit Committee. It is the objective of the Company that the Audit Committee shall be composed of directors who are "independent" of the management of the Company as required by the rules and regulations of the Nasdaq Stock Market, Inc. ("Nasdaq"), or such other exchange as the securities of the Company shall be listed for trading.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

o Review and recommend to the board of directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, and the financial and accounting personnel of the Company, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Receive prior to each meeting of the Audit Committee a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the financial statement's contained in the Company's annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles will be reviewed.

o Provide sufficient opportunity for the financial and accounting management of the Company and the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o Review accounting and financial human resources and succession planning within the Company.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to the attention of the Audit Committee within the scope of its duties with the power to retain outside counsel for the purpose if, in its judgment, that is appropriate.

o        Review and update the committee's charter annually.

o Approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

o Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

o Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

o Review with management and the independent accountant at the completion of the annual audit:

         - The Company's annual financial statements and related footnotes.

         - The independent accountant's audit of the financial statements and its report thereon.

         - Any significant changes required in the independent accountant's audit plan.

         - Any serious difficulties or disputes with management encountered during the course of the audit.

         - Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

o Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

o Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

o Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

o Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

o Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

o The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                             MULTIMEDIA GAMES, INC.

                       8900 SHOAL CREEK BLVD., SUITE 300

                              AUSTIN, TEXAS 78757

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF MULTIMEDIA GAMES, INC.
           PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS MAY 29, 2002

    The undersigned shareholder(s) of Multimedia Games, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 2, 2002, and hereby appoints Gordon T. Graves and Clifton E. Lind, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Multimedia Games, Inc. to be held on May 29, 2002 at 9:30 a.m., local time, at the Holiday Inn Northwest, located at 8901 Business Park Drive, Austin, Texas 78759, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

    1.  ELECTION OF DIRECTORS.

[ ]       FOR all nominees listed              [ ]       WITHHOLD AUTHORITY to vote
          below (except as indicated).                   for all nominees listed
                                                         below.

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

    Gordon T. Graves, Martin A. Keane, Thomas W. Sarnoff , John M. Winkelman and Clifton E. Lind.

    2. To ratify and approve the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending September 30, 2002.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

             (Continued and to be dated and signed on reverse side)

                          (Continued from other side)

   3. To ratify and approve the adoption of the 2001 Stock Option Plan.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

   4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.

May 2, 2002
Austin, Texas

                                    Dated:                                            , 2002
                                            ------------------------------------------
                                    --------------------------------------------
                                    Signature:

                                    I plan to attend the meeting:  [ ]


                                    (This proxy should be marked, dated and signed by each
                                    shareholder exactly as such shareholder's name appears
                                    hereon, and returned promptly in the enclosed envelope.
                                    Persons signing in a fiduciary capacity should so
                                    indicate. A corporation is requested to sign its name by
                                    its president or other authorized officer, with the
                                    office held designated. If shares are held by joint
                                    tenants or as community property, both holders should
                                    sign.)

                                    TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
                                    PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS
                                    PROMPTLY AS POSSIBLE.